CONSULTING AGREEMENT


         This Agreement is effective this 21st day of February, 2001 by and between Maxxon, Inc. ("Company") and Stuart Daley and Martin Smith, each of Genesis Design Group ("Consultants").

         Term.  The term of this Agreement shall be for one (1) year.

         Services.  Services  provided by Consultants under this Agreement shall
be  for  design  consulting  and  product   development  through  first  article
production.

         Payment for Services. In lieu of Company paying cash for Consultants services, Company agrees to issue Consultants a total of 100,000 shares of Company common stock as payment for Consultants' services. The services provided by Consultants are valued at $25,000 in total, which is the product of the 100,000 shares multiplied by $0.25 per share, the closing price of Company's common stock on the date of this Agreement.

         Incentive. Company has granted to Consultants the option to purchase up to a total of 150,000 shares of Company common stock at an exercise price of $0.25 per share. This option becomes exercisable only if Consultants are able to deliver to the Company assembled syringes that are fully functional and feature a working brake system within 12 weeks from the date the order with the manufacturer is placed. If Consultants are able to accomplish this, the option shall be exercisable in whole or in part until December 31, 2002, according to the terms specified below.

          Common Stock and Options Are Not Registered. Consultants understand and acknowledge that the common stock, options and common stock issuable upon the exercise of the options as set forth in this Agreement have not been registered by the Company under the Securities Act of 1933, as amended, or under the securities laws of any state. The common stock, options and common stock issuable upon the exercise of the options are subject to restrictions on transferability and resale and may not be transferred or sold unless registered or exempt from registration. Consultants understand that they will be required to bear the financial risks of investment in the common stock and options for an indefinite period of time. Consultants affirmatively state that they are able to bear the financial risks of this agreement.

         Restrictions on Common Stock. The shares of common stock, options and common stock issuable upon the exercise of the options as set forth in this Agreement will bear the following restrictive legend:

         "The shares evidenced by this Certificate have been acquired for investment only and have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. Without such registration, the shares may not be sold, transferred, pledged or otherwise disposed of, except upon receipt by the Company of an opinion of counsel satisfactory to the Company that registration is not required."

         Method of Exercise of Options and Restrictions on Common Stock. If the options become exercisable, the options may be exercised in whole or in part until December 31, 2002 by Consultants sending a check made payable to Maxxon, Inc. in the amount of $0.25 per share. Certificates for common stock will be issued as promptly as practicable. The common stock issued pursuant to the exercise of the options will bear the restrictive legend referred to above. The common stock issued pursuant to the exercise of the options and are subject to restrictions on transferability and resale and may not be transferred or sold unless registered or exempt from registration. Specifically, the holding period under Rule 144 will not begin until the options are exercised in the manner set forth above.

         Notice. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by certified mail by the Company to the residence of Mabie, or by Mabie to the Company's principal office.

         Further Assurances. Each party agrees to perform any further acts and to execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this Agreement.

         Severability. In the event that any of the provisions, or portions thereof, of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions or portions thereof, shall not be affected thereby.

         Construction. Whenever used herein, the singular number shall include the plural, and the plural number shall include the singular.

         Headings. The headings contained in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of any of the provisions contained herein.

         Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         Governing Law. This Agreement shall be governed by the laws of the State of Oklahoma.

         Inurement. Subject to the restrictions against transfer or assignment as herein contained, the provisions of this Agreement shall inure to the benefit of, and shall be binding on, the assigns, successors in interest, personal representatives, estates, heirs and legatees of each of the parties hereto.

         Waivers. No waiver of any provision or condition of this Agreement shall be valid unless executed in writing and signed by the party to be bound thereby, and then only to the extend specified in such waiver. No waiver of any provision or condition of this Agreement shall be construed as a waiver of any other provision or condition of this Agreement, and no present waiver of any provision or condition of this Agreement shall be construed as a future waiver of such provision or condition.

         Amendment. This Agreement may be amended only by a written document signed by the parties and stating that the document is intended to amend this Agreement.

         Disputes. In any dispute or proceeding to construe this Agreement, the parties expressly consent to the exclusive jurisdiction of state and federal courts in Tulsa County, Oklahoma, the principal place of business for Maxxon. The prevailing party in any suit brought to interpret this Agreement shall be entitled to recover reasonable attorney's fees and expenses in addition to any other relief to which it is entitled.

         Execution. Each party to this Agreement hereby represents and warrants to the other party that such party has full power and capacity to execute, deliver and perform this Agreement.



CONSULTANTS                                   COMPANY

/s/ STUART DALEY                              /s/ THOMAS R. COUGHLIN, JR.
---------------------------------             ----------------------------------
Stuart Daley                                  By:  Thomas R. Coughlin, Jr. M.D.
                                                   Medical Advisor
                                                   Maxxon, Inc.

/s/ MARTIN SMITH
---------------------------------
Martin Smith